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                  E-SYSTEMS, INC. EXECUTIVE

                SUPPLEMENTAL RETIREMENT PLAN






        This restatement as of 1/15/87 incorporates:
               Amendment No. 1 - June 1, 1982;
             Amendment No. 2 - August 27, 1986;
             Amendment No. 3 - December 17, 1986







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                         ARTICLE I

                          Purpose


     The Purpose of this Plan is to retain key executives by providing retirement income as a supplement to compensation and employee benefits otherwise payable to selected executive employees of E-Systems, Inc. who are expected to contribute materially to the success of the Company's business by their ability, ingenuity, and industry.

                         ARTICLE II

                Definitions and Construction

     2.1 Definitions: Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

     (a)  Average Monthly Compensation:  The sum of (1) plus
(2) as follows:

          (1) The result obtained by dividing the total Basic Compensation paid to a Participant during a considered period by the number of months in the considered period by the number of months in the considered period. The considered period shall be thirty-six (36) consecutive calendar months, within the one hundred twenty (120) consecutive calendar month period ending with the month including the Participant's date of termination or disability, which yield the highest Average Monthly Compensation, or in the event of the Participant was employed for fewer than thirty-six (36) calendar months, the considered period shall be all calendar months in which Basic Compensation was paid.

          (2) The result obtained by dividing the total Incentive Compensation paid to a Participant during a considered period by the number of months in the considered period. The considered period shall be the thirty-six (36) consecutive calendar months, within the one hundred twenty
(120) consecutive calendar month period ending with the month including the Participant's date of termination or disability, which yield the highest Average Monthly Incentive Compensation, or in the event the Participant was employed for fewer than thirty-six (36) calendar months, the considered period shall be all calendar months in which Incentive Compensation was paid.

     (b) Basic Compensation: The base salary, paid sick days, paid vacation days taken for a calendar year, and payment for unused vacation time made to an Employee upon his termination of employment, but excluding moving expenses, severance pay, payments under long-term disability insurance, income resulting from the exercise of Stock Appreciation Rights, Employee Stock Options and Restricted Stock Awards, and the value of any fringe benefits such as life, medical, disability, or hospitalization insurance premiums and Employer contributions allocated to a Participant under any defined benefit or defined contribution plan of the Employer which qualifies under
Section 401(a) of the Internal Revenue Code.

     (c)  Board of Directors:  The duly elected and serving
Board of Directors of the Corporation or any duly authorized committee of that Board.

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     (d)  Committee:  The persons appointed to administer
the Plan in accordance with Article VII.

     (e) Company: E-Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

     (f)  Compensation Committee:  The Compensation
Committee appointed by the Board of Directors of the Company.

     (g) Disability: A physical or mental condition which in the judgment of the Committee totally and presumably permanently prevents the Participant from performing the duties required of his position.

     (h)  Effective Date:  June 1, 1982.

     (I) Employer: E-Systems, Inc. and any of its majority owned subsidiaries.

     (j) Incentive Compensation: Payments to a Participant under the Incentive Compensation Plan.

     (k) Normal Retirement Benefit: The benefit described in Section 6.1.

     (l)  Normal Retirement Date:  The earlier of:

          (1)  the sixty-fifth (65th) birthday of a
Participant;

          (2) the sixtieth (60th) birthday of a Participant and the completion of ten (10) years of service since the Participant's last date of hire.

     Provided, however, at the discretion of the Compensation Committee, if the Participant is requested by the Company to retire at age sixty (60), or later, without ten (10) years service, Normal Retirement Date shall be his date of termination.

     (m) Participant: An eligible executive employee of the Employer who has been selected to participate in the Plan in accordance with the provisions of Article III hereof, evidenced by written agreement signed by Employer.

     (n) E-Systems, Inc. Supplemental Retirement Plan, as amended from time to time.

     (o) Plan Year: The twelve (12) month period beginning on January 1st and ending on December 31st.

     (p) Primary Social Security Benefit: The monthly amount available to the Participant at age sixty-two (62), or his commencement date, if later, under the provisions of Title II of the Social Security Act at the time of his termination of employment (or age sixty-two (62) if earlier), without regard to any increases in the wage base or benefit levels that take effect after the date of termination of employment; provided that (1) if a Participant terminates employment prior to age sixty-two
(6), his Primary Social Security Benefit shall be estimated by assuming the Employee will receive no further pay after his termination of employment, or (2) if a Participant terminates employment because of

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Disability and qualifies for a Disability Insurance Benefit under the Social Security Act, his Primary Social Security
Benefit shall be the monthly amount payable as a Disability
Insurance Benefit.

     (q)  Qualified Plan:  E-Systems, Inc. Salaried
Retirement Plan, (a defined benefit Plan), amended from time to time, which plan is qualified within the meaning of
Section 401(a) of the Internal Revenue Code of 1954, as amended from time to time.

     (r) Qualified Plan Benefit: The monthly benefit, if any, payable under the defined benefit Qualified Plan.

     (s)  Service:  A Participant's employment with the
Employer, as determined by the Committee.

     2.2 Construction: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender; the singular may include the plural; and vice versa, unless the context clearly indicates to the contrary.

     2.3 Governing Law: The Plan shall be construed in accordance with and governed by the laws of the State of Texas.

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                         ARTICLE III

                Eligibility and Participation

     3.1 Employees Eligible to Participate: Only officers and other executive employees of the Employer who are engaged in performing executive or other important managerial functions shall be eligible to participate in the Plan. A director of the Employer shall be eligible to be a Participant if he is also an officer or other executive employee of the Employer.

     The Board of Directors shall be the sole judge in determining who shall be eligible to be a Participant, but shall select only those employee who have been recommended by the Chairman of the Board of Directors and by the Compensation Committee. Participation shall be evidenced by either a written employment contract with Participant or other instrument in writing signed on behalf of the Employer.

     3.2 Adoption of Guidelines: The Board of Directors from time to time may adopt, amend, or revoke such definitions and guidelines as it may deem advisable for its own purposes to guide it in determining which of the officers and other executive employees it shall deem eligible to be Participants.

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                         ARTICLE IV

                   Provisions for Benefits

     4.1 Amounts Provided by the Employer: Benefits under the Plan shall constitute general obligations of the Company in accordance with the terms of the Plan. No amounts in respect of such benefits shall be set aside or held in trust, and no recipient of any benefit shall have any right to have the benefit paid out of any particular assets of the Employer, (except that the Board of Directors of the Company may establish a Trust or Trusts out of which benefits hereunder may be paid provided that the principal and income of such Trust or Trusts are subject to the claims of the creditors of the Company in the event of insolvency as provided for under the terms of such Trust(s)). Although the Board of Directors of the Company reserves the right to amend this Plan from time to time or to discontinue it, any such amendment or discontinuance shall not adversely affect the rights of, or shall not reduce the benefits payable to, a Participant (or beneficiary) under this Plan who has been selected for participation in the Plan prior to the effective date of any such amendment or discontinuation.

                          ARTICLE V

            Requirements for Retirement Benefits

     5.1 Normal Retirement: A Participant shall be eligible to receive a Normal Retirement Benefit on or after his Normal Retirement Date if his employment with the Employer is terminated (whether voluntarily or involuntarily) on or after such date. Upon vesting of benefits as set forth in Section 5.3, a Participant shall receive his Normal Retirement Benefit if his employment with the Employer is terminated (whether voluntarily or involuntarily) prior to such date. Payment of a Normal Retirement Benefit shall commence as of the first day of the month coinciding with or next following the Participant's date of retirement. The last payment shall be made as of the first day of the month in which the death of the retired Participant occurs.

     5.2 Disability Retirement: A Participant shall be eligible to receive a Disability Benefit if his employment with the Employer is terminated on account of Disability. Payment of a Disability Benefit shall commence as of the first day of the month coinciding with or next following the cessation of his sick leave, vacation time and accident and sickness benefit. The last payment shall be made as of the first day of the month in which the death of the retired Participant occurs prior to Normal Retirement Date.

     If Disability ceases prior to the Participant's Normal Retirement Date, the Disability Benefit shall cease. The Disability Benefit shall cease and the Normal Retirement Benefit in accordance with Section 5.1 shall commence in the month in which a disabled Participant reaches his Normal Retirement Date. The period when Participant is paid a Disability Benefit shall be counted as Service for purposes of computing the Normal Retirement Benefit.

     5.3 Vesting: If a Participant terminates his employment with the Employer prior to becoming eligible for a benefit under Section 5.1 or 5.2 hereof, no benefit will be payable to or for him under this Plan except as set forth in this section. In the event of the liquidation, bankruptcy, insolvency, sale, consolidation or merger of the Company with or control of the Company by another organization, the rights of each affected Participant to benefits hereunder shall be nonforfeitable.

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Payment of benefits under Section 5.1 shall commence as of the first day of this month coinciding with or next following the Participant's attainment of age sixty (60) or, upon his retirement, if later, based upon his Average Monthly Compensation at the date of his termination of employment and the number of years of Service he would have earned if his employment had continued until his Normal Retirement Date. Payment of benefits under Section 5.2 shall commence as set forth in the second sentence of Section 5.2.

                         ARTICLE VI

                     Amount of Benefits

     6.1 Normal Retirement Benefit: A Participant who meets the requirements for a Normal Retirement Benefit shall receive a monthly amount determined as follows:

          (a) a percentage, determined by the Compensation Committee not to exceed sixty-five percent (65%), of his Average Monthly Compensation, provided, however, that as to any Participant who has not completed ten (10) years of Service, such percentage shall be reduced by multiplying said percentage by a fraction, the numerator of which is the Participant's actual number of years of Service (including any fractional part of a year) and the denominator of which is ten (10), minus

          (b) the sum of his Qualified Plan Benefits, and his Primary Social Security Benefit.

     6.2 Disability Benefit: A Participant who meets the requirements for a Disability Benefit shall receive a monthly amount equal to two-thirds (2/3) of the amount determined as for a Normal Retirement Benefit under Section 6.1(a) hereof, considering his Average Monthly Compensation as of his date of Disability and the number of years of Service he would have earned if his employment had continued until his Normal Retirement Date, reduced by the amount in
Section 6.1(b) hereof and by any amount or amounts payable under the E-Systems, Inc. Long Term Disability Income and Death Benefit Plan (or that would have been payable thereunder if the Participant had elected to participate in such plan).

     6.3  Death Benefit:

          A.   Spouse's Pension:

               1.   Death Prior to Retirement or While
Permanently Disabled Prior to Normal Retirement Date: The surviving spouse of a Participant who dies prior to retirement or while permanently disabled prior to his Normal Retirement Date shall be eligible for a Death Benefit in the form of a monthly pension.

               The amount of such pension shall be equal to
(a) minus (b) as follows:

               (a)  One-half (1/2) of the amount determined
as for a Normal Retirement Benefit under Section 6.1(a) hereof, considering his Average Monthly Compensation as of his date of death and the number of years of service he would have earned if his employment had continued until his Normal Retirement Date, minus

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               (b)  The sum of:  (I) the amount of death
benefit payable to the spouse under the defined benefit
Qualified Plan, and (ii) the Survivor's benefit (which is based on the amount of the Participant's Primary Social
Security Benefit) payable to the spouse under the Social
Security Act.

               Payment of such Pension shall commence on the first day of the month coinciding with or next following the Participant's date of death. The last payment shall be made as of the first day of the month coinciding with or next preceding the date of death of the spouse.

               2.   Death After Retirement or After Normal
Retirement Date As to Permanently Disabled Participants:
The surviving spouse of a Participant who dies after retirement (for reasons other than disability) or after attaining Normal Retirement Date as of a Participant who terminated on account of permanent disability and remained permanently disabled on his Normal Retirement Date, shall be eligible for a Death Benefit in the form of a monthly pension. The amount of such pension shall be equal to (a) minus (b) as follows:

               (a)  One-half (1/2) of the amount that was
determined under Section 6.1(a) hereof, at the Participant's retirement, or at his Normal Retirement Date in the case of a permanently disabled Participant who reached Normal
Retirement Date while permanently disabled, minus

               (b)  The sum of:  (I) the amount of Pension,
if any, that would be payable to the Participant's beneficiary under the defined benefit Qualified Plan, and
(ii) the survivor's benefit (which is based on the amount of the Participant's Primary Social Security Benefit) payable to the spouse under the Social Security Act.

               Payment of such Pension shall commence on the first day of the month coinciding with or next following the Participant's date of death. The last payment shall be made as of the first day of the month coinciding with or next preceding the date of death of the spouse.

     B. Children's Pension: If a Participant dies prior to retirement, while disabled or retired and leaves no surviving spouse who is entitled to receive a Spouse's Pension under A above, but leaves a surviving child or children (born or legally adopted) under the age of twenty two_(22), (including for this purpose children born within ten (10) months after the date of his death) each such surviving child or children shall receive a Children's Pension. The amount of such Children's Pension (payable in equal parts if more than one (1) such child under age twenty-two (22) is surviving), shall be equal to the Spouse's Pension that would have been payable under A above. Payment of such Children's Pension shall be made until there is no longer any such child under age twenty-two (22).

     Upon he death of a surviving spouse who is receiving a Spouse's Pension under A above, any such surviving child or children, as defined in the first paragraph of this Subsection B, shall receive a Children's Pension in the same manner and amount as described in said first paragraph.

                         ARTICLE VII

                       Administration

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     7.1  Appointment of Committee:  The Plan shall be
administered by a Committee, which, unless otherwise determined by the Board of Directors, shall be the Compensation Committee. The membership of the Committee may be reduced, changed, or increased from time to time in the absolute discretion of the Board of Directors.

     7.2  Committee Powers and Duties:  The duties of the
Committee will be determined by the Board of Directors.  The
Committee shall have such powers as may be necessary to discharge its duties hereunder.


                        ARTICLE VIII

                  Miscellaneous Provisions

     8.1 Amendment, Termination, Etc.: The Board of Directors may, by resolution, in its absolute discretion, from time to time, amend, suspend, or terminate in whole or in part, and if terminated reinstates, any or all of the provisions of the Plan, except that no amendment, suspension, or termination may apply so as to adversely affect the rights of, or to decrease the payment or benefit to any Participant (or beneficiary) under the Plan who has been selected for participation in the Plan prior to the effective date of such amendment, suspension, or termination. Any such amendment, suspension, or termination shall become effective on such date s shall be specified in such resolution and, except as expressly limited in this
Section 8.1, include such provisions and have such effect as the Board of Directors, in its absolute discretion, deems desirable.

     8.2 Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any employee, or as a right of any employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause.

     8.3 Nonalienation of Benefits: To the extent permitted by law, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. No part of the assets of the Employer shall be subject to seizure by legal process resulting from any attempt by creditors of or claimants against any Participant (or beneficiary), or any person claiming under or through the foregoing, to attach his interest under the Plan.

     8.4 Liability: No member of the Board of Directors, the Compensation Committee, or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member, or by any officer, agent, or employee of the Employer or of any such body, nor, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

     8.5 Adoption: This Plan has been duly authorized and adopted effective June 1, 1982, by the Board of Directors of the Company at the meeting held May 26, 1982.